UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

Alignment Healthcare, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40295	46-5596242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 W Town and Country Rd. Suite 1600
Orange, California		92868
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 310-2247

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The regular annual meeting of the stockholders (the "Annual Meeting") of Alignment Healthcare, Inc. (the "Company") was held virtually on June 6, 2023, for the purpose of voting on the proposals described below. There were 178,373,592 shares of common stock represented at the Annual Meeting. The stockholders of the Company voted as follows on the following matters at the Annual Meeting:

Proposal 1: Election of Class II Directors. The four Class II directors were elected at the Annual Meeting based upon the following votes:

Class II Director Nominee	For	Withhold	Broker Non-Vote
Jody Bilney	148,754,241	17,105,427	12,513,924
David Hodgson	147,141,990	18,717,678	12,513,924
Jacqueline Kosecoff	129,137,939	36,721,729	12,513,924
Jeffrey Margolis	156,919,563	8,940,105	12,513,924

Each Class II director will serve a three-year term until the 2026 annual meeting or until his or her successor shall be elected and qualified.

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023 was ratified based upon the following votes:

For	Against	Abstain
177,600,419	760,995	12,178

Proposal 3: Say-on-Pay Vote. On an advisory basis, the executive compensation of the Company’s named executive officers was approved, based on the following votes:

For	Against	Abstain	Broker Non-Vote
110,852,417	54,729,829	277,422	12,513,924

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alignment Healthcare, Inc.

Date:	June 9, 2023	By:	/s/ Thomas Freeman
Thomas Freeman Chief Financial Officer